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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 12/11/1997
                                                            971425420 - 2832296


                          CERTIFICATE OF INCORPORATION

                                       OF

                               CANOE & KAYAK. INC.

     The undersigned incorporator, being a person 18 years of age or older, in order to form a corporate entity under Delaware General Corporation Law, hereby sets forth the following Certificate of Incorporation:

                                    ARTICLE I

     The name of this Corporation is Canoe & Kayak, Inc.

                                   ARTICLE II

     The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, located in New Castle County

     The registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which this Corporation has the authority to issue is 10,000 shares, all of which shall be designated Common Stock, with a par value of $.01 per share.

                                    ARTICLE V

     The name and mailing address of the incorporator of this Corporation is:

                                Laura S. Carlson
                               FAEGRE & BENSON LLP
                               2200 Norwest Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901

                                   ARTICLE VI


     Except as may otherwise be provided by law, the books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may designate.


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                                   ARTICLE VII

     The following individual is hereby appointed as the first sole Director of the Corporation, to serve until the first meeting of shareholders of the Corporation and until his successor is duly elected and qualified:

                                 James J. Viera

     Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                  ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal by-laws of the Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be adopted, amended or repealed by the stockholders. Any specific provision in the by-laws regarding amendment thereof shall be controlling.

                                   ARTICLE IX

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF. I have hereunto set my hand this 11th day of December, 1997


                                            /s/ Laura S. Carlson
                                            ------------------------------
                                            Laura S. Carlson, Incorporator

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